W&S DRAFT 5/7/96


                         Midwest Express Holdings, Inc.

                                1,158,571 Shares*
                                  Common Stock
                                ($.01 par value)

   ______________
   * Plus an option to purchase up to 130,000 additional shares from the Selling Stockholder to cover over-allotments.




                             Underwriting Agreement


                                                           New York, New York
                                                                 May __, 1996

   Salomon Brothers Inc
   Robert W. Baird & Co. Incorporated
   As Representatives of the several Underwriters
   c/o Salomon Brothers Inc
   Seven World Trade Center
   New York, New York 10048


   Dear Sirs:

             K-C Nevada, Inc. (the "Selling Stockholder"), a Nevada corporation and an indirect, wholly owned subsidiary of Kimberly-Clark Corporation ("Kimberly-Clark"), a Delaware corporation, proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), 1,158,571 shares of Common Stock, $.01 par value ("Common Stock"), of Midwest Express Holdings, Inc. (the "Company"), a Wisconsin corporation (said shares to be sold by the Selling Stockholder being hereinafter called the "Underwritten Securities"). Upon the terms and conditions more fully set forth herein, the Selling Stockholder also proposes to grant to the Underwriters an option to purchase up to 130,000 additional shares of Common Stock (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities").

             1.   Representations and Warranties.

             (a) The Company represents and warrants to, and agrees with, each Underwriter that:

                  (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-______) on Form S-1, including related preliminary prospectuses, for the registration under the Securities Act of 1933 (the "Act") of the offering and sale of the Securities.
             The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either, (A) prior to effectiveness of such registration statement, a further amendment thereto (including the form of final prospectus) or, (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than the information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (the "Rule 430A Information")) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent the Representatives shall agree in writing to a modification (which agreement shall not be unreasonably withheld), shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in the preceding paragraph, including exhibits and financial statements, in the form in which it has or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined) or settlement date pursuant to Section 3 hereof, shall also mean such registration statement as so amended on such date. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. All references to "Rule" or "Rules" herein refer to rules promulgated under the Act.

                  (ii) No order preventing or suspending the use of any
             Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except as corrected in a pre-effective amendment to the Registration Statement; provided, however, that no representations or warranties are made as to the information contained in or omitted from any Preliminary Prospectus in reliance upon and in conformity with information forwarded in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

                  (iii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b), on the Closing Date and on any settlement date pursuant to Section 3 hereof, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), on the Closing Date and on any settlement date pursuant to
             Section 3 hereof, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representations or warranties are made as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

                  (iv) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a violation of the articles of incorporation or by-laws of the Company, Midwest Express Airlines, Inc. ("Midwest Express"), a Wisconsin corporation, or Astral Aviation, Inc. ("Astral"), a Delaware corporation and wholly owned subsidiary of Midwest Express, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which the Company, Midwest Express or Astral is a party or by which any of them is bound or to which any of the property of the Company, Midwest Express or Astral is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Midwest Express or Astral or any of their respective properties which violation or violations might or could be expected to individually or in the aggregate result in a materially adverse effect on the financial condition, assets, operations, or prospects of the Company, Midwest Express and Astral taken as a whole; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities except such as may be required by the Federal Aviation Act of 1958, as amended (all of which have been obtained or filed), or The National Association of Securities Dealers, Inc. or under the Act or state securities laws.

                  (v) Except as described in the Prospectus, none of the Company, Midwest Express nor Astral is in violation of any term of its charter or by-laws, and none of the Company, Midwest Express nor Astral is in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it which violation or violations might or could be expected to individually or in the aggregate result in a materially adverse effect on the financial condition, assets, operations, or prospects of the Company, Midwest Express and Astral taken as a whole or the consummation of the offering of the Securities contemplated by the Prospectus (the "Offering").

                  (vi) Except as described in the Prospectus, the Company,
             Midwest Express and Astral are operating in compliance in all material respects with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or regulatory body required for the conduct of their respective businesses, and they own or possess adequate rights to use all the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted and as proposed to be conducted, without any known material conflict with the rights of others.

                  (vii) All contracts, agreements, instruments, leases and licenses required to be described in the Registration Statement or the Prospectus and/or to be filed as an exhibit to the Registration Statement have been so described in all material respects and/or filed.

                  (viii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, (i) none of the Company, Midwest Express nor Astral has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and (ii) there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company, Midwest Express and Astral considered as a whole, or any change in the capital stock or long-term debt of the Company, Midwest Express and Astral considered as a whole.

                  (ix) The historical consolidated financial statements,
             together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement, fairly present in all material respects, on the basis stated in the Registration Statement, the financial position and the results of operations and cash flows of the entities covered thereby at the respective dates or for the respective periods therein specified. Such consolidated financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the respective periods involved (except as otherwise noted therein), and are in accordance with the books and records of the entities covered thereby. The selected consolidated financial data set forth in the Prospectus under the captions "Summary Financial and Operating Data," "Risk Factors," "Capitalization," "Selected Historical Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Management" taken together with the other information in the Prospectus fairly presents, on the basis stated in the Registration Statement, the information set forth therein. The pro forma statement of operations data set forth in the Prospectus under the captions "Summary Financial and Operating Date" and "Selected Financial and Operating Data" presents fairly in all material respects the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma information, has been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus.

                  (x) Deloitte & Touche LLP, who have certified the consolidated financial statements of the Company, Midwest Express and Astral are, and during the periods covered by their report included in the Registration Statement were, independent public accountants as required by the Act and the applicable rules and regulations thereunder.

                  (xi) Each of the Company, Midwest Express and Astral has
             been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company, Midwest Express and Astral is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a material adverse effect on the financial condition, assets, operations or prospects of the Company, Midwest Express and Astral taken as a whole. Each of the Company, Midwest Express and Astral has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus except where such failure would not have a material adverse effect, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                  (xii) The Company has an authorized and outstanding capital stock as set forth in the Prospectus; the issued shares of Common Stock of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights; the stockholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company. All outstanding shares of capital stock of Midwest Express and Astral have been duly authorized and validly issued, and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights; and all outstanding shares of Astral are owned directly by Midwest Express and all outstanding shares of Midwest Express are owned directly by the Company, free and clear of any liens, encumbrances, equities or claims. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company, Midwest Express or Astral, or any security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, Midwest Express or Astral, except as described in the Prospectus. Except as described in the Prospectus, there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, Midwest Express or Astral. The Securities to be sold by the Selling Stockholder to the Underwriters hereunder, when delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights.

                  (xiii) Except as described in the Prospectus, there are no legal or governmental proceedings or other actions, suits, proceedings or investigations pending before any court or before or by any public, regulatory or governmental agency or body (including, without limitation, any state regulatory agency, board or department) to which the Company, Midwest Express or Astral is a party or of which any property of the Company, Midwest Express or Astral is the subject, which are of a character that are required to be described in the Registration Statement and the Prospectus but are not so described; and to the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (xiv) The Company has the full corporate power and authority to enter into this Agreement and to perform the obligations to be performed by it hereunder and this Agreement has been duly and validly authorized, executed and delivered by the Company.

                  (xv) Each of the Company, Midwest Express and Astral has
             good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets that the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages (except as described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the financial condition, assets, operations, or prospects of the Company, Midwest Express and Astral taken as a whole or the Offering).

                  (xvi) The Company, Midwest Express and Astral have filed all necessary federal and state income and franchise tax returns material to the business of the Company, Midwest Express and Astral and have paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company, Midwest Express or Astral or any of their respective properties or assets that would or could be expected to materially adversely affect the financial condition, assets, operations or prospects of the Company, Midwest Express and Astral taken as a whole or the Offering.

                  (xvii) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except as described in the Prospectus.

                  (xviii)   The Securities have been approved for listing on
             the New York Stock Exchange upon notice of issuance.

                  (xix) Each of Midwest Express and Astral is an "air carrier" and a "citizen of the United States" within the meaning of the Federal Aviation Act of 1958, as amended; each of the Company, Midwest Express and Astral now holds, and at the Closing Date (as hereinafter defined) will hold, all licenses, certificates and permits from all regulatory authorities (domestic and foreign) that are material to the conduct of its business as described in the Prospectus, all of which are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which is reasonably likely to cause any such license, certificate or permit to be withdrawn, canceled, suspended or not renewed);

                  (xx) Each of the Company, Midwest Express and Astral has
             such licenses, certificates, permits and other governmental authorizations from the Department of Transportation, as successor to the Civil Aeronautics Board, the Federal Aviation Administration, the Federal Communications Commission and any other federal, state or local transportation or aviation regulatory authority as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, and no such license, certificate, permit or other governmental authorization is the subject of any "show cause" or other order of, or any proceeding before, or to the knowledge of the Company any investigation by, any such authority (other than proceedings for the renewal of temporary rights), which might reasonably result in a final order impairing the validity of such licenses, certificates, permits and other governmental authorizations;

                  (xxi) There is no pending or, to the Company's knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Midwest Express or Astral or their property and involving (A) licenses, certificates, permits or other governmental authorizations issued by or from the Department of Transportation, the Federal Aviation Administration, the Federal Communications Commission or any other federal or any state transportation or aviation regulatory authority or (B) the Federal Aviation Act of 1958, as amended, that is of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

                  (xxii) To the Company's knowledge and except as would not, individually or in the aggregate, have a material adverse effect upon the financial condition, assets, business or operations of the Company, Midwest Express and Astral taken as a whole (a) none of the Company, Midwest Express nor Astral is in violation of any Federal, state or local laws and regulations relating to pollution (including regulations relating to noise) or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations; (b) none of the Company, Midwest Express nor Astral has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance; and (c) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company, Midwest Express or Astral, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  (xxiii)   Except as disclosed in the Prospectus, none of
             the Company, Midwest Express nor Astral is involved in any labor dispute nor, to the knowledge of the Company, is any labor dispute imminent, other than routine disciplinary and grievance matters, which would have a material adverse effect upon the financial condition, assets, business or operations of the Company, Midwest Express and Astral taken as a whole.

                  (xxiv) Neither the Company nor any of its officers, directors or affiliates (as defined in the Act and the rules and regulations thereunder) has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Securities.

                  (xxv) None of the Company, Midwest Express nor Astral is, nor does it intend to conduct its business in a manner in which it would become, an "investment company" as defined in
             Section 3(a) of the Investment Company Act of 1940, as amended.

                  (xxvi) Each of the Company, Midwest Express and Astral is in compliance with Florida blue sky law relating to disclosure of issuers doing business with Cuba. None of the Company, Midwest Express nor Astral is presently doing business with the government of Cuba or with any person or affiliate located in Cuba and the Company, Midwest Express or Astral, as the case may be, will notify the Florida Department of Banking and Finance, Division of Securities and Investor Protection, if the Company, Midwest Express or Astral commences doing business with the government of Cuba or any person or affiliate located in Cuba.

             (b) The Selling Stockholder and Kimberly-Clark, jointly and severally, represent and warrant to, and agree with, each Underwriter that:

                  (i) The Selling Stockholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

                  (ii) The Selling Stockholder, on the Closing Date or the
             settlement date for the Option Securities otherwise contemplated in Section 3 hereof, as the case may be, will have good title to all of the Securities to be sold on such date and upon sale and delivery of, and payment for, such Securities, as provided herein, the Selling Stockholder will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, pledges, equities and claims whatsoever.

                  (iii) The Selling Stockholder has the full corporate power and authority to enter into and deliver this Agreement, and on the Closing Date will have the full corporate power and authority to sell and deliver the Securities to be sold and delivered by it hereunder and to otherwise perform the obligations to be performed by it hereunder and this Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder.

                  (iv) The Selling Stockholder has not taken and will not
             take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to
             Item 701 of Regulation S-K.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution and delivery by the Selling Stockholder of this Agreement and for the consummation by such Selling Stockholder of the transactions contemplated herein and therein, except such as may have been obtained under the Act and such as may be required by the National Association of Securities Dealers, Inc. or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

                  (vi) None of the sale of the Securities being sold by the Selling Stockholder, the execution and delivery by the Selling Stockholder of this Agreement nor the consummation of any other of the transactions contemplated herein by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Selling Stockholder, or the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or bound, or any order or regulation applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

                  (vii) To the knowledge of the Selling Stockholder, without independent inquiry or investigation, the representations and warranties of the Company set forth in Section 1(a) hereof are true and correct.

             (c) Kimberly-Clark represents and warrants to, and agrees with, each Underwriter that:

                  (i) Kimberly-Clark has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

                  (ii) Kimberly-Clark has the full corporate power and
             authority to enter into and deliver this Agreement and to perform the obligations to be performed by it hereunder and this Agreement has been duly and validly authorized, executed and delivered by Kimberly-Clark.

                  (iii) Neither the execution and delivery by Kimberly-Clark of this Agreement, nor the performance by Kimberly-Clark of the obligations to be performed by it hereunder, will conflict with, result in a breach of, or constitute a default under the charter or by-laws of Kimberly-Clark, or the terms of any indenture or other agreement to which Kimberly-Clark is a party or bound, or any rule or regulation applicable to Kimberly-Clark of any court, regulatory body, administrative agency, governmental body or arbiter having jurisdiction over Kimberly-Clark.

                  (iv) To the knowledge of Kimberly-Clark, without
             independent inquiry or investigation, the representations and warranties of the Company set forth in Section 1(a) hereof are true and correct.

             2. Purchase and Sale.(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $_____ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

             (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 130,000 shares of the Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or facsimile notice by the Representatives to the Selling Stockholder setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by the Selling Stockholder, and payment therefor to the Selling Stockholder, shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

             (c) Subject to the terms and conditions hereof, this Agreement creates a legally binding obligation on the date hereof between the parties hereto to effect the purchase and sale of the Underwritten Securities pursuant to the terms and conditions of this Agreement.

             3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on ________ __, 1996, or such later date (not later than __________ __, 1996) as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by the Selling Stockholder to the Selling Stockholder in Federal or other funds immediately available in New York City. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at the office of Foley & Lardner, One IBM Plaza, 330 North Wabash Avenue, Suite 3300, Chicago, Illinois. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

             The Company and the Selling Stockholder agree to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

             The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

             If the option provided for in Section 2(b) hereof is exercised after the second business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at such location as the Representatives shall reasonably designate, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to the Selling Stockholder in Federal or other funds immediately available in New York City. If settlement for the Option Securities occurs after the Closing Date, the Company, the Selling Stockholder and Kimberly-Clark will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof and all references in this Agreement to "Closing Date" shall be deemed to be a reference to such settlement date.

             4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

             5.   Agreements.

             (a)  The Company agrees with the several Underwriters that:

                  (i) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the Execution Time, to become effective. Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus without your prior consent, which consent shall not be unreasonably withheld. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to the termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (ii) If, at any time when a prospectus relating to the
             Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) (i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (iv) The Company will furnish to the Representatives and
             counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and each Preliminary Prospectus and any supplements thereto as the Representatives may reasonably request.

                  (v) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the Offering.

                  (vi) The Company will furnish to its stockholders annual
             reports containing financial statements certified by independent public accountants. During the period of five years from the date hereof, the Company will promptly deliver to the Representatives and, upon request, to each of the other Underwriters, (A) copies of each annual report of the Company containing financial statements certified by independent public accountants and each other report furnished by the Company to its stockholders, (B) as soon as they are available, copies of any other reports (financial or other) that the Company shall publish or otherwise make available to any of its security holders as such, and (C) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission. So long as the Company shall have active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Act and the rules and regulations thereunder.


                  (vii) The Company will use its best efforts to maintain the listing of the Securities to be sold hereunder on the New York Stock Exchange, unless the Company's Board of Directors determines otherwise.

                  (viii) The Company will promptly deliver to the Representatives copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Act.

                  (ix) The Company will not become, and will not permit any
             of its subsidiaries to become, an "investment company" within the meaning of the Investment Company Act.

                  (x) Prior to the Closing Date, the Company will issue no press release or other communication directly or indirectly and hold no press conference with respect to the Company, Midwest Express or Astral, or with respect to the financial condition, results of operations, business, properties, assets or liabilities of any of them, or the Offering, without your prior written consent, which consent shall not be unreasonably withheld.

             (b) Other than pursuant to this Agreement, the Selling Stockholder agrees with the several Underwriters that it will not for a period of 120 days following the Execution Time, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any shares of Common Stock beneficially owned by it, or any securities convertible into, or exchangeable for, shares of Common Stock, other than shares of Common Stock (i) disposed of as bona fide gifts or (ii) transferred in a non-market private placement to an affiliate of the Selling Stockholder who shall agree in writing prior to such transfer to be bound by the terms of this Section 5(b). To document the Underwriters compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

             6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, the Selling Stockholder and Kimberly-Clark contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to
   Section 3 hereof, to the accuracy of the statements of the Company, the Selling Stockholder and Kimberly-Clark made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Company, the Selling Stockholder and Kimberly-Clark of their respective obligations hereunder and to the following additional conditions:

             (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
        (ii) 9:30 AM New York City time on the business day following the day on which the public offering price was determined, if such determina-tion occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

             (b) The Company shall have furnished to the Representatives the opinion of Foley & Lardner, special counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated and each of the Company and Midwest Express is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus, to execute and deliver the Agreement and to perform the obligations to be performed by it thereunder;

                  (ii) Astral is validly existing as a corporation in good
             standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus;

                  (iii) each of the Company, Midwest Express and Astral is duly qualified or licensed to do business as a foreign corporation by, and is in good standing in, each U.S. jurisdiction in which its ownership, leasing, licensing or use of property and assets or the conduct of its business makes such qualification necessary, except in those jurisdictions where the failure, individually or in the aggregate, to be so licensed or qualified or in good standing would not have a material adverse effect on the financial condition, assets, operations or prospects of the Company, Midwest Express and Astral, taken as a whole;

                  (iv) except as described in the Prospectus, (A) all of the issued and outstanding shares of capital stock of Midwest Express are owned of record directly by the Company and all of the issued and outstanding shares of capital stock of Astral are owned of record directly by Midwest Express; (B) all of such shares of Midwest Express and Astral have been duly and validly authorized and issued and are fully paid and non-assessable and
             (C) to such counsel's knowledge, there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind with respect to the capital stock of Midwest Express or Astral;

                  (v) to such counsel's knowledge and except as described in the Prospectus, none of the Company, Midwest Express nor Astral has any interest in a joint venture or partnership which interest requires disclosure in the Registration Statement and which has not been so disclosed;

                  (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                  (vii) the Company has an authorized capital stock as set forth in the Prospectus under the heading "Capitalization"; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of preemptive rights;

                  (viii) (A) the Securities have been duly and validly authorized and issued and are fully paid and non-assessable and have been approved for listing on the New York Stock Exchange upon notice of issuance, (B) delivery of certificates for the Securities pursuant to this Agreement will pass valid and marketable title thereto to each Underwriter that is acting in good faith and that is not aware of any adverse claim with respect thereto, free and clear of any pledge, lien, encumbrance, claim or preemptive rights, and (C) except as described in the Prospectus and to such counsel's knowledge, there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other arrangements of any kind with respect to the capital stock of the Company;

                  (ix) the capital stock of the Company, including the
             Securities, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and the certificates for the Securities are in due and proper form;

                  (x) to the knowledge of such counsel, all consents, approvals, authorizations or orders of or filings with any U.S. court or governmental agency or body required in connection with consummation by the Company and Midwest Express of the transactions contemplated in this Agreement have been obtained in all jurisdictions, except such counsel need express no opinion as to any necessary qualification in connection with the purchase and distribution of the Securities by the Underwriters
             (A) under the securities or Blue Sky laws of any jurisdiction;
             (B) with the National Association of Securities Dealers, Inc.; or (C) as to matters governed by the Aviation Laws (as defined below);

                  (xi) neither the execution, delivery and performance of
             this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will conflict with or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of the charter or by-laws of the Company, Midwest Express or Astral or under any provision of any indenture, mortgage, deed of trust, credit agreement or other agreement known to such counsel and identified in the Registration Statement and to which the Company, Midwest Express or Astral is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, rule, regulation, judgment, order or decree applicable to the Company, Midwest Express or Astral, except such counsel need express no opinion with respect to this
             Section 6(b)(xi) as to (A) the securities or Blue Sky laws of any jurisdiction; (B) the National Association of Securities Dealers, Inc.; or (C) matters governed by the Aviation Laws;

                  (xii) to the knowledge of such counsel and without independent investigation, except as described in the Prospectus, there are no proceedings or other actions, suits or investigations pending or threatened before any court or before or by any public, regulatory or government agency or body, including without limitation any state regulatory agency, board or department, against the Company, Midwest Express or Astral or any of their respective properties, of a character that are required to be described in the Registration Statement and the Prospectus but are not so described;

                  (xiii) the descriptions in the Registration Statement of laws, regulations and rules, of legal and governmental proceedings and of contracts, agreements, leases and other documents under the headings "Risk Factors -- Anti-Takeover Provisions," "Business -- Legal Proceedings," "Management -- Retirement Plans, -- Stock Option Plan and -- Agreements with Named Executive Officers," "Certain Transactions," "Relationship with Kimberly-Clark," and "Description of Capital Stock" have been reviewed by such counsel and are accurate in all material respects, and comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder;

                  (xiv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (and any supplements thereto) (other than the financial statements and other financial and statistical information contained therein or omitted therefrom as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                  (xv) to such counsel's knowledge there are no contracts,
             licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                  (xvi) to such counsel's knowledge and except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue, or register pursuant to the Act, any shares of capital stock of the Company, upon the issue and sale of the Securities to be sold by the Company and the Selling Stockholder to the Underwriters; and


                  (xvii) none of the Company, Midwest Express nor Astral is an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

        In addition, such counsel shall state that they have no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Wisconsin, the United States or the Delaware General Corporation Law, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and Midwest Express and public officials. Such counsel may also state therein that all references in such opinion to nonassessability of shares shall be subject to the effects of Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, including judicial interpretations thereof (and of the substantially identical predecessor statute, Section 180.40(6), in effect prior to January 1,
        1991).

             (c) The Selling Stockholder and Kimberly-Clark shall have furnished to the Representatives the opinion of O. George Everbach, Esq., Senior Vice President - Law and Government Affairs of Kimberly-Clark, dated the Closing Date, to the effect that:

                  (i) the Selling Stockholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own its properties and conduct its business, to execute and deliver the Agreement and to sell and deliver the Securities to be sold by it hereunder;

                  (ii) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder and the Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by it hereunder;

                  (iii) the delivery by the Selling Stockholder to the several Underwriters of certificates for the Securities being sold hereunder by the Selling Stockholder against payment therefor as provided herein, will pass good and marketable title to such Securities to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

                  (iv) all consents, approvals, authorizations or orders of
             or filings with any court or government agency or body required in connection with the consummation by the Selling Stockholder of the transactions contemplated in this Agreement have been obtained in all jurisdictions, except such counsel need express no opinion as to the necessity of receiving any qualification under the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the securities by the Underwriters or from the National Association of Securities Dealers, Inc.;

                  (v) none of the execution, performance and delivery of this Agreement by the Selling Stockholder, the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions contemplated in this Agreement by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Selling Stockholder or the terms of any material indenture or other agreement or instrument known to such counsel and to which the Selling Stockholder is a party or bound, or any order or regulation known to such counsel to be applicable to the Selling Stockholder of any court, regulatory body, administrative agent, governmental body or arbitrator having jurisdiction over the Selling Stockholder;

                  (vi) Kimberly-Clark has been duly incorporated and is
             validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business and to execute and deliver this Agreement and perform the obligations to be performed by it hereunder;

                  (vii) this Agreement has been duly authorized, executed and delivered by Kimberly-Clark;

                  (viii) all consents, approvals, authorizations or orders of or filings with any court or governmental agency or body required in connection with the consummation by Kimberly-Clark of the transactions contemplated in this Agreement have been obtained in all jurisdictions, except such counsel need express no opinion as to any necessary qualification in connection with the purchase and distribution of the Securities by the Underwriters (A) under the securities or Blue Sky laws of any jurisdiction; or (B) with the National Association of Securities Dealers, Inc.; and

                  (ix) neither the execution, delivery and performance of
             this Agreement by Kimberly-Clark, nor the consummation by Kimberly-Clark of the transactions contemplated hereby and thereby, will conflict with or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of the charter or by-laws of Kimberly-Clark or any of its consolidated subsidiaries or under any provision of any material indenture, mortgage, deed of trust, credit agreement or other agreement or instrument known to such counsel and to which Kimberly-Clark or any of its consolidated subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, rule, regulation, judgment, order or decree applicable to Kimberly-Clark or any of its consolidated subsidiaries.

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas, the United States or the Delaware General Corporation Law, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Selling Stockholder, Kimberly-Clark and public officials.

             (d) The Company shall have furnished to the Representatives the opinion of __________________________, special regulatory counsel for the Company, Midwest Express and Astral, dated the Closing Date, to the effect that:

                  (i) each of Midwest Express and Astral is an "air carrier" and each of Midwest Express and Astral is (and after consummation of the transactions contemplated herein will be) a "citizen of the United States", in each case within the meaning of the Federal Aviation Act of 1958, as amended;

                  (ii) each of the Company, Midwest Express and Astral has
             such licenses, certificates, permits and other governmental authorizations from the Department of Transportation, as successor to the Civil Aeronautics Board, the Federal Aviation Administration, the Federal Communications Commission and any other federal, state or local transportation or aviation regulatory authority as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, and no such license, certificate, permit or other governmental authorization is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, any such authority (other than proceedings for the renewal of temporary rights), which in the opinion of such counsel might reasonably result in a final order impairing the validity of such licenses, certificates, permits and other governmental authorizations;

                  (iii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Midwest Express or Astral or their property and involving (A) licenses, certificates, permits or other governmental authorizations issued by or from the Department of Transportation, the Federal Aviation Administration, the Federal Communications Commission or any other federal or any state transportation or aviation regulatory authority or (B) the Federal Aviation Act of 1958, as amended ((A) and (B) together, "Aviation Laws") that is of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus; and the statements in the Prospectus under the heading "Business -- Regulation" fairly summarize in all material respects the matters therein described;

                  (iv) no consent, approval, authorization, filing with or
             order of any court or governmental agency or body involving Aviation Laws is required for consummation of the transactions contemplated herein, other than as has been obtained or performed;

                  (v) neither the issue and sale of the Securities being sold by the Selling Stockholder, nor the consummation of any other of the transactions herein contemplated by the Company, Midwest Express, the Selling Stockholder or Kimberly-Clark, nor the fulfillment of the terms hereof by the Company, Midwest Express, the Selling Stockholder or Kimberly-Clark, will conflict with, or result in a breach or violation of, any Aviation Law;

                  (vi) there are no transfer taxes or other similar fees or
             charges required under any Aviation Law to be paid in connection with the execution, delivery and performance of this Agreement or the sale by the Selling Stockholder of the Securities; and

                  (vii) the descriptions in the Registration Statement of laws, regulations and rules, of legal and governmental proceedings and of contracts, agreements, leases and other documents under the headings "Risk Factors -- Age of Jet Aircraft Fleet and -- Government Regulation," "Business -- Labor Relations, -- Fleet Equipment and -- Regulation" have been reviewed by such counsel and are accurate in all material respects, and comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder.

        In addition, solely in its capacity as special regulatory counsel for the Company, Midwest Express and Astral, such counsel shall state that he has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the applicable Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may rely as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company, Midwest Express, Astral and public officials.

             (e) The Representatives shall have received from Winston & Strawn, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company, the Selling Stockholder and Kimberly-Clark shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

             (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the chief executive officer and the principal financial or accounting officer of the Company in their capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the
             Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) subsequent to the date of the most recent financial statements included in the Registration Statement and the Prospectus (exclusive of any supplement thereto), and except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto), (A) none of the Company, Midwest Express or Astral has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and (B) there has not been any material adverse change in the financial condition, assets, operations or prospects of the Company, Midwest Express and Astral considered as a whole, or any change in the capital stock or long-term debt of the Company, Midwest Express and Astral considered as a whole.

             (g) The Selling Stockholder shall have furnished to the Representatives a certificate of the Selling Stockholder, signed by the president and treasurer of the Selling Stockholder in their capacities as such, and dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

             (h) Kimberly-Clark shall have furnished to the Representatives a certificate of Kimberly-Clark, signed by the chief financial officer and the treasurer of Kimberly-Clark in their capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of Kimberly-Clark in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date;

             (i) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                  (i) in their opinion the audited financial statements included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                  (ii) on the basis of a reading of the latest unaudited
             financial statements made available by the Company, Midwest Express and Astral; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the three-month period ended March 31, 1996, and as at March 31, 1996; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive and audit committees of the Company, Midwest Express and Astral; and inquiries of certain officials of the Company, Midwest Express and Astral who have responsibility for financial and accounting matters of the Company, Midwest Express and Astral, respectively, as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                       (1) the unaudited financial statements included in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                       (2) with respect to the period subsequent to March 31, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the consolidated long-term debt of the Company, Midwest Express and Astral or preferred or common stock of the Company, Midwest Express and Astral or decreases in the consolidated net current assets or shareholders' equity of the Company, Midwest Express and Astral as compared with the amounts shown on the March 31, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year; in net sales or income (loss) from operations or in total or per share amounts of net income (loss)(for both primary earnings and fully diluted earnings) of the Company, Midwest Express and Astral, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                  (iii) on the basis of reading the unaudited pro forma financial data included in the Registration Statement and the Prospectus, carrying out specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statement data, nothing came to their attention which caused them to believe that the pro forma financial data does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  (iv) they have performed certain other specified procedures as a result of which they determined that certain information specified by the Representatives of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company, Midwest Express and Astral) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company, Midwest Express and Astral, excluding any questions of legal interpretation.

             References to the Prospectus in this paragraph (i) include any supplements thereto at the date of the letter.

             (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or
        (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company, Midwest Express and Astral the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

             (k) Prior to the Closing Date, the Company, the Selling Stockholder and Kimberly-Clark shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

             If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and its counsel, this Agreement and all obligation of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

             7.   Expenses; Reimbursement of Underwriters' Expenses.
             (a) The Company, the Selling Stockholder and Kimberly-Clark covenant and agree with one another and with the several Underwriters that the Company and Midwest Express will be jointly and severally liable for the payment of and will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and the sale of the Securities and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing, producing or distributing this Agreement, the Blue Sky Memorandum and any other customary documents in connection with the offering, purchase, sale and delivery of the Securities;
        (iii) all expenses in connection with the qualification of the Securities for offering and sale under state and Canadian securities laws as provided in Section 5(a)(v) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification in an amount not to exceed $12,000 (with the Underwriters responsible for any amount in excess of such amount);
        (iv) all expenses in connection with authorizing the Securities for trading on the New York Stock Exchange; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, including the fees and disbursements of counsel for the Underwriters in connection therewith in an amount not to exceed $5,000 (with the Underwriters responsible for any amount in excess of such amount);
        (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

             (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company, the Selling Stockholder or Kimberly-Clark to perform in all material respects any agreement herein or comply in all material respects with any provision hereof other than by reason of a default by any of the Underwriters, the Company, the Selling Stockholder and Kimberly-Clark, jointly and severally, agree to reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Underwritten Securities and/or the Option Securities, as the case may be.

             8.  Indemnification and Contribution.

             (a) [The Company, the Selling Stockholder and Kimberly-Clark, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Securities Exchange Act of 1934 or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action or reasonably incurred by them in connection with pursuing its rights to indemnification provided by this Section 8; provided, however, that (i) none of the Company, the Selling Stockholder nor Kimberly-Clark will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if it shall be established that such person was not sent or given a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was cor-rected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company, the Selling Stockholder and Kimberly-Clark may otherwise have.

             Without limiting the full extent of the Company's agreement to indemnify each Underwriter, as herein provided, each of the Selling Stockholder and Kimberly-Clark shall be liable under (i) the indemnity agreements contained in paragraph (a) of this Section 8 and
        (ii) the representations and warranties contained in Sections 1 (b) and (c) hereof in the aggregate only for an amount not exceeding the net proceeds received by the Selling Stockholder from the sale of Shares hereunder.]

             (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act, the Selling Stockholder and Kimberly-Clark, to the same extent as the foregoing indemnity from the Company, the Selling Stockholder and Kimberly-Clark to each Underwriter, but only to the extent such loss, claim, damage or liability results from written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Company, the Selling Stockholder and Kimberly-Clark acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in the Prospectus and in any Preliminary Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus or in any Preliminary Prospectus, and you, as the Representatives, confirm that such statements are correct.

             (c)  Promptly after receipt by an indemnified party under this
        Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently in-curred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 8 (such approval not to be unreasonably withheld), representing the indemnified parties under such paragraph
        (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause
        (i) or (iii).

             (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph
        (a) or (b), as the case may be, of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Selling Stockholder, Kimberly-Clark or the Underwriters, as the case may be, on grounds of policy or otherwise, the Company, the Selling Stockholder or Kimberly-Clark, as the case may be, and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company, the Selling Stockholder or Kimberly-Clark, as the case may be, and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and Kimberly-Clark on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that (y) in no case shall any Underwriter (except as may be provided in the agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and Kimberly-Clark and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholder and Kimberly-Clark on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, the Selling Stockholder and Kimberly-Clark shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Selling Stockholder or Kimberly-Clark, on the one hand, or by the Underwriters, on the other. The Company, the Selling Stockholder and Kimberly-Clark and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. For purposes of this
        Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Un-derwriter, and each person who controls the Company within the meaning of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or preceding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

             9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder, Kimberly-Clark or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder, Kimberly-Clark and any nondefaulting Underwriter for damages occasioned by its default hereunder.

             10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholder prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

             11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder, of Kimberly-Clark and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder, Kimberly-Clark or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

             12. Notices. All communications hereunder will be in writing and effective only on receipt, and, (a) if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048, Fax (212) 783-7000, with a copy to Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax
   (414) 765-3912, and Robert F. Wall, Esq., Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, Fax (312) 558-5700; or (b) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Midwest Express Holdings, Inc., 6744 South Howell Avenue, Oak Creek, Wisconsin 53154-1402, Fax (414) 747-4000, or if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to it at P. O. Box 619100, Dallas, Texas, 75261-9100, Fax (214) 281-1578, or if
   sent to Kimberly-Clark, will be mailed, delivered or telegraphed and confirmed to it at P.O. Box 619100, Dallas, Texas 75261-9100, Fax (214) 281-1578, with a copy in each instance to Phillip J. Hanrahan, Esq., Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax
   (414) 297-4900.

             13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

             14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                            [signature page follows]

             If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder, Kimberly-Clark and the several Underwriters.

                                      Very truly yours,

                                      MIDWEST EXPRESS HOLDINGS, INC.


                                      By:
                                      Title:


                                      K-C NEVADA, INC.


                                      By:
                                      Title:


                                      KIMBERLY-CLARK CORPORATION


                                      By:
                                      Title:


   The foregoing Agreement is hereby
   confirmed and accepted as of the
   date first above written.

   Salomon Brothers Inc
   Robert W. Baird & Co. Incorporated

   By: Salomon Brothers Inc

   By:
             Vice President

   For themselves and the other
   several Underwriters named in
   Schedule I to the foregoing
   Agreement.

                                   SCHEDULE I

                                                Number of Shares of
                                                   Underwritten
                                                    Securities
    Underwriters                                  To Be Purchased

    Salomon Brothers Inc  . . . . . . . . . .
    Robert W. Baird & Co. Incorporated  . . .

    Total . . . . . . . . . . . . . . . . . .          1,158,571
                                                       =========